As filed with the Securities and Exchange Commission on February 9, 2006

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

MORTON’S RESTAURANT GROUP, INC.

(Exact name of registrant as specified in Its Charter)

Delaware	5812	13-3490149
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

325 North LaSalle Street

Suite 500

Chicago, Illinois 60610

(312) 923-0030

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Office)

Thomas J. Baldwin

Chairman, Chief Executive Officer and President

Morton’s Restaurant Group, Inc.

325 North LaSalle Street

Suite 500

Chicago, Illinois 60610

(312) 923-0030

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Michael R. Littenberg, Esq. Schulte Roth & Zabel LLP 919 Third Avenue New York, NY 10022 Ph: (212) 756-2000 Fax: (212) 593-5955	Eric S. Haueter, Esq. James O’Connor, Esq. Sidley Austin LLP 787 Seventh Avenue New York, NY 10019 Ph: (212) 839-5300 Fax: (212) 839-5599

Approximate Date of Commencement of Proposed Offer to the Public:    As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box:    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☑ Registration No. 333-130072

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering:    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering:    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(1)(3)	Amount of Registration Fee
Common Stock, par value $0.01 per share	534,750 shares	$17.00	$9,090,750	$973.00

(1)	Includes shares of common stock issuable upon exercise of an over-allotment option granted to the underwriters.
(2)	The 534,750 shares being registered under this Registration Statement are in addition to the 10,350,000 shares registered pursuant to the Registration Statement on Form S-1 (Registration No. 333-130072).
(3)	Based on the initial public offering price of $17.00 per share.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933.

EXPLANATORY NOTE

Morton’s Restaurant Group, Inc., a Delaware corporation (the “Company”), is filing this registration statement (this “Registration Statement”) with respect to the registration of an additional 534,750 shares of its common stock, par value $0.01 per share (“Common Stock”), pursuant to General Instruction V of Form S-1 and Rule 462(b) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including 69,750 shares of its Common Stock subject to the underwriters’ option to purchase additional shares of Common Stock. This Registration Statement relates to the public offering of the Company’s Common Stock contemplated by the Registration Statement on Form S-1 (File No. 333-130072), as amended (the “Prior Registration Statement”), which was originally filed by the Company with the Securities and Exchange Commission (the “Commission”) on December 2, 2005 and declared effective by the Commission on February 8, 2006.

The contents of the Prior Registration Statement (File No. 333-130072) and all exhibits to the Prior Registration Statement are hereby incorporated by reference into this Registration Statement.

The required opinions and consents are listed on the Exhibit Index attached hereto and filed herewith.

CERTIFICATION

The Company hereby certifies to the Commission that (i) it has instructed its bank to pay the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account at Mellon Bank as soon as practicable (but no later than the close of business on February 9, 2006), (ii) it will not revoke such instructions, (iii) it has sufficient funds in the relevant account to cover the amount of such filing fee, and (iv) it will confirm receipt of such instructions by its bank during regular business hours no later than February 9, 2006.

Part II.

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules

All exhibits filed with or incorporated by reference in the Prior Registration Statement are incorporated by reference into, and shall be deemed to be a part of, this Registration Statement. In addition, the following exhibits are filed herewith:

Exhibit Number	Description

5.1	Opinion of Schulte Roth & Zabel LLP

23.1	Consent of KPMG LLP

23.2	Consent of KPMG LLP

23.3	Consent of Schulte Roth & Zabel LLP (included in Exhibit 5.1)

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Powers of Attorney (included on the signature page of Amendment No. 1 to Morton’s Restaurant Group, Inc.’s Registration Statement on Form S-1 (Registration No. 333-130072), filed on January 9, 2006, and incorporated by reference)

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 9th day of February, 2006.

MORTON’S RESTAURANT GROUP, INC.

By:	/S/ THOMAS J. BALDWIN
Name: Thomas J. Baldwin
Title: Chairman of the Board of Directors, Chief Executive Officer and President (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ THOMAS J. BALDWIN Thomas J. Baldwin	Chairman of the Board of Directors, Chief Executive Officer, President and Director (Principal Executive Officer)	February 9, 2006

/S/ RONALD M. DINELLA Ronald M. DiNella	Senior Vice President, Chief Financial Officer, Secretary and Treasurer (Principal Financial and Accounting Officer)	February 9, 2006

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EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Schulte Roth & Zabel LLP

23.1	Consent of KPMG LLP

23.2	Consent of KPMG LLP

23.3	Consent of Schulte Roth & Zabel LLP (included in Exhibit 5.1)

24

Powers of Attorney (included on the signature page of Amendment No. 1 to Morton’s Restaurant Group, Inc.’s Registration Statement on Form S-1 (Registration No. 333-130072), filed on January 9, 2006, and incorporated by reference)

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